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                                                                    Exhibit 10.3

                                   ATARI, INC.
                            2005 STOCK INCENTIVE PLAN

                             OPTION AWARD AGREEMENT

     AGREEMENT by and between Atari, Inc., a Delaware corporation (the "Company") and [name of Participant] (the "Participant"), dated as of the [____] day of [_________], 200[__].

     WHEREAS, the Company maintains the Atari, Inc. 2005 Stock Incentive Plan (the "Plan") (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

     WHEREAS, the Participant is [a[Non-Employee] Director of] [an employee of] [a consultant of] the Company [or its Subsidiaries]; and

     WHEREAS, the Committee [if Award is for a member of the Committee, references to the "Committee" need to be changed to the "Board"] has determined that it is in the best interests of the Company and its shareholders to grant a Stock Option to the Participant subject to the terms and conditions set forth below.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.   Grant of Stock Option.

     The Company hereby grants the Participant an option (the "Option") to purchase ___ shares of Common Stock, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

     The Option is hereby designated, as [an Incentive Stock Option] [a Nonqualified Stock Option].

2.   Exercise Price.

     The exercise price per share of Common Stock shall be $____.

3.   Initial Exercisability[;Post Termination Exercisability].

     (a) [Subject to paragraph 5 below, the Option, [to the extent that there has been no termination of the Participant's [employment] [service]] and the Option has not otherwise expired or been forfeited, shall first become exercisable [insert schedule].]

     (b) [insert additional provisions if it is desired to vary from post-termination exercisability from Section 6.5 after Plan]

     (c) [For incentive stock options:] [The special rule set forth in 6.8(c) of the Plan [shall] [shall not] apply.]

4.   Exercisability Upon and After Termination of Participant.

     If the Participant has a termination of Service with the Company or one of its Subsidiaries for any reason (including without limitation a termination that may be deemed to have occurred under the terms of the Plan), the Option shall terminate on the earlier of (i) the time specified in paragraph 5 below or (ii)

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the expiration of [(A) 12 months if Service ceased due to death, Disability or
Retirement, (B) 90 days if Service ceased as a result of a termination by the Company without Cause, or (C) 30 days if Service ceased for any other reason]; provided that, in the event of a termination of Service for Cause, such Participant's right to any further payments, vesting or exercisability with respect to the Option shall be forfeited in its entirety.

5.   Term.

     Unless earlier forfeited, the Option shall, notwithstanding any other provision of this Agreement, expire in its entirety upon the [tenth] anniversary of the date hereof. The Option shall also expire and be forfeited at such earlier times and in such circumstances as otherwise provided hereunder or under the Plan.

6. [possible provisions as contemplated by Section 13 of the Plan, regarding Change in Control]

7.   Miscellaneous.

     (a) THE PLAN AND ALL RIGHTS HEREUNDER SHALL BE SUBJECT TO AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS, AND TO APPLICABLE FEDERAL SECURITIES LAWS. The use of captions in this Agreement is for convenience; the captions are not intended to provide substantive rights. The Board may at any time and from time to time and in any respect amend or modify this Agreement; provided, however, that no amendment or modification of this Agreement shall adversely affect the Option without the consent of the Participant (or, if and where applicable, a permitted transferee). If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     (b) The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in this Agreement and the Plan. The Committee shall have discretionary authority to interpret this Agreement, to make factual determinations under this Agreement, and to make all other determinations necessary or advisable for the administration of this Agreement, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Agreement. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.

     (c) [for ISOs:] [If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following date of grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.]

     (d) All notices under the Plan must be in writing or delivered electronically, if to the Company, at its principal office, addressed to the attention of the Director of Human Relations; and if to the Participant, at the address appearing in the Company's records.

     (e) The failure of the Participant or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Participant or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.


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     (f) Without limiting the Committee's power and authority in connection herewith, the Committee may require, as a condition to exercise, that the Participant represent and warrant that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

     (g) Nothing in this Agreement shall confer upon any Participant any right to continue in the service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant's employment or other service relationship for any reason at any time.

     (h) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.


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     IN WITNESS WHEREOF, the Company and the Participant have executed this
Agreement as of the day and year first above written.

                                        ATARI, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        ----------------------------------------
                                        [Participant's Name]


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